 Exhibit 10.33

Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

ROUNDTABLE RESEARCH AGREEMENT

THIS AGREEMENT effective this 16 day of June, 2016, by and between NANOFLEX POWER CORPORATION (hereinafter “Sponsor”) and the REGENTS OF THE UNIVERSITY OF MICHIGAN, a non-profit educational institution of the State of Michigan (hereinafter “University”).

WHEREAS, the research program contemplated by this Agreement is of mutual interest and benefit to University and to Sponsor, will further the instructional and research objectives of University in a manner consistent with its status as a non-profit, tax-exempt, educational institution, and may derive benefits for both Sponsor and University through inventions, improvements, and discoveries;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree to the following:

ARTICLE 1- DEFINITIONS

As used herein, the following terms shall have the following meanings:

1.1 “Project” shall mean the research project described in ORSP 16-PAF00781 and ORSP 16-PAF03598, both under the direction of Stephen Forrest as Project Director and both entitled “Low-Cost and High-Efficiency Thin-Film GaAs Solar Cells for Building Integrated and Building Applied Photovoltaics” attached hereto as Appendix A.

1.2 “Contract Period” is from August 1, 2015, through July 31, 2016, unless earlier terminated pursuant to this Agreement. The parties may agree to extend the Project into years 2 and 3 pursuant to Appendix A by entering into a modification pursuant to Article 13 hereof.

1.3 “Copyrightable Material” shall mean any material or other property that is or may be copyrightable or otherwise protectable under Title 17 of the United States Code.

1.4 “Invention” shall mean any discovery that is or may be patentable or otherwise protectable under Title 35 of the United States Code.

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Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

1.5 “Project Intellectual Property” shall mean all Copyrightable Material, Inventions, trade secrets, data, computer software, and know-how conceived or made in the performance of the Project.

1.6 “University Project Intellectual Property” shall mean all Project Intellectual Property made by University personnel.

1.7 “Sponsor Project Intellectual Property” shall mean all Project Intellectual Property made by Sponsor personnel without the use of University facilities, resources, equipment or funds.

1.8 “Joint Project Intellectual Property” shall mean all Project Intellectual Property made jointly by University personnel and Sponsor personnel, or made solely by Sponsor personnel using University facilities, resources, equipment or funds..

ARTICLE 2 - RESEARCH WORK

2.1 University and Sponsor shall use reasonable efforts to perform and complete the Project in accordance with the terms and conditions of this Agreement.

2.2 University shall not knowingly incorporate or utilize in the performance of the Project any third party intellectual property that would affect any rights granted to Sponsor hereunder.

2.3 In the event that the Project Director becomes unable or unwilling to continue Project, and a mutually acceptable substitute is not available, each of University or and Sponsor shall have the option to terminate the Project upon written notice.

2.4 University represents that neither the University nor the Project Director has any agreement with any third party that would prevent it/him from fulfilling obligations or granting rights to Sponsor as provided in this Agreement.

ARTICLE 3 - REPORTS AND CONFERENCES

3.1 Sponsor shall be given access to data from the Project as it is collected. Written program reports shall be provided by University to Sponsor monthly and a final report shall be submitted by University to Sponsor upon completion of the testing described in the Project.

3.2 During the term of this Agreement, representatives of University shall meet with representatives of Sponsor upon reasonable request at times and places mutually agreed upon to discuss the progress and results as well as ongoing plans, or changes therein, of the Project to be performed hereunder.

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Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

ARTICLE 4 - COSTS, BILLINGS, AND OTHER SUPPORT

4.1 It is agreed that total costs to Sponsor hereunder shall not exceed One Hundred Thousand Dollars ($100,000.00) as described in Appendix A. University may rebudget within this total as reasonable and necessary.

4.2 University acknowledges that Sponsor has already paid Sixty-Seven Thousand Five Hundred Seventy-One and 49/100 Dollars ($67,571.49) of this total cost, and Sponsor acknowledges that University has already incurred actual charges and invoiced Sponsor in the amount of Sixty-Seven Thousand Five Hundred Seventy-One and 4 9/100 Dollars ($67,571.49). For year 1 only, Sponsor shall make payment of Twenty-Five Thousand and 00/100 ($25,000.00) within thirty (30) days of the execution of this Agreement (“Advance Payment”). For year 1 only, University shall provide Sponsor with an itemized invoice for actual charges for the entire year within sixty (60) days of the end of year one of the Contract Period. Sponsor shall promptly pay the year one invoice amount. Thereafter, this Agreement is anticipated to be extended for two (2) years by amendment (“Anticipated Amendment”). For years two and three, Sponsor shall pay in advance promptly upon full execution of the Anticipated Amendment, one quarter of the annual agreed to cost (“Advance Payment”). On or as near the first day of each calendar quarter thereafter, University shall provide Sponsor with an itemized invoice for the prior calendar quarter for actual charges incurred by the University. University shall deduct that amount of the invoice from the Advance Payment. Upon receipt of invoice, Sponsor shall pay invoiced amount so as to bring the Advance Payment held by University back to the level of one quarter of the annual agreed to cost. Any portion of the Advance Payment that has not been used for actual charges incurred by the University during the Contract Period shall be returned to Sponsor within sixty (60) days.

4.3 University shall retain title to any equipment purchased with funds provided by Sponsor under this Agreement. Equipment so purchased shall be described generally in monthly reports and itemized specifically in each invoice submitted by University to Sponsor pursuant to Section 4.1.

4.4 In the event of early termination of the Project by Sponsor pursuant to this Agreement, Sponsor shall pay all costs accrued by University as of the date of termination, including non-cancelable obligations, which shall include all non-cancelable contracts and fellowships or postdoctoral associate appointments called for in Project, incurred prior to the date of notice of termination. After non-early termination, any obligation of Sponsor for fellowships or postdoctoral associates shall end. University shall use its best efforts to terminate cancelable obligations and mitigate non-cancelable obligations upon notice of termination.

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Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

ARTICLE 5 - PUBLICITY

Sponsor will not use the name of University, nor of any member of University’s Project staff, in any publicity, advertising or news release without the prior written approval of an authorized representative of University. University will not use the name of Sponsor, or any employee of Sponsor, in any publicity, advertising or news release without the prior written approval of an authorized representative of Sponsor. Nothing herein shall restrict either party’s right to disclose the existence of this Agreement, the identity of the parties, or the nature and scope of the Project. University’s authorized representative for purposes of this approval is the Director of Research Administration or his designee; Sponsor’s authorized representative for purposes of this approval shall be any corporate officer of Sponsor.

ARTICLE 6 - PUBLICATIONS

Sponsor recognizes that under University policy, the results of the Project must be available for publication and agrees that researchers engaged in Project shall be permitted to present at symposia, national, or regional professional meetings, and to publish in journals, theses or dissertations, or otherwise of their own choosing, methods and results of the Project, provided, however, that Sponsor shall have been furnished copies of any proposed publication or presentation for review at least one month in advance of the submission of such proposed publication or presentation to a journal, editor, or other third party. Sponsor shall have one month after receipt of said copies, to object to such proposed presentation or proposed publication because there is patentable subject matter that needs protection or because Confidential Information disclosed pursuant to Article 14, below, is contained therein. In the event that Sponsor makes such objection, said researcher(s) shall refrain from making such publication or presentation for a maximum of four months from date of receipt of such objection in order for University to file patent application(s) with the United States Patent and Trademark Office or foreign patent office(s) directed to the patentable subject matter contained in the proposed publication or presentation. University shall comply with Sponsor’s request to delete Confidential Information from any such proposed publication or presentation.

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Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

ARTICLE 7 - INTELLECTUAL PROPERTY

7.1 Title to any Inventions first conceived and reduced to practice by University personnel in the performance of the work funded under this Agreement shall vest in University. All such Inventions and any patents or patent applications relating thereto will, upon creation, automatically be included within the “Patent Rights” exclusively licensed to Sponsor under the Amended License Agreement by and among Princeton University, the University of Southern California, the Regents of the University of Michigan, and Global Photonic Energy Corporation and all existing and subsequent amendments thereto (“Amended License Agreement”).

7.2 University shall promptly provide a complete written disclosure for each and every Invention first conceived and reduced to practice in the performance of the work funded under this Agreement. All such Inventions shall automatically become subject to the Amended License Agreement. University shall provide timely input for the preparation and filing of intellectual property protection for Invention disclosures made to Sponsor under this Agreement.

7.3 Title to any Inventions first conceived jointly by personnel from University and Sponsor shall vest jointly in the names of University and Sponsor as appropriate, and shall be subject to the Amended License Agreement.

7.4 Ownership. All rights, title and interest to University Project Intellectual Property shall belong to University. All rights, title and interest to Sponsor Project Intellectual Property shall belong to Sponsor. All rights, title and interest to Joint Project

Intellectual Property shall belong jointly to University and Sponsor. Determination of inventorship of Project Intellectual Property shall be made in accordance with the rules of inventorship under United States patent law.

7.5 Notification. University will notify Sponsor in writing of any University Project Intellectual Property or Joint Project Intellectual Property after a written invention disclosure is received by the University of Michigan Office of Technology Transfer. Sponsor will notify University in writing of any Joint Project Intellectual Property promptly after it receives a written disclosure thereof.

7.6 Joint Project Intellectual Property. If Sponsor does not exclusively license University’s interests in any Joint Project Intellectual Property, the parties shall upon the request of either party, negotiate in good faith to reach agreement on the joint management of such Joint Project Intellectual Property, including the patenting and commercialization thereof. In the absence of the parties entering into such an agreement, each party may exploit or license its own interest in the Joint Project Intellectual Property without accounting to the other and either may apply for patent protection, provided that all such applications must be joint and the filing party will bear all costs and will include the non-filing party on all communications with the patent office.

7.7 No Rights Granted in Pre-existing or Other Intellectual Property. Nothing contained in this Agreement shall be deemed by implication, estoppel or otherwise to grant Sponsor any rights in any Inventions, Copyrightable Material, improvements, discoveries, trade secrets, data or know-how conceived or made (a) prior to the effective date of this Agreement which are owned or controlled by University and may be used in the performance of the Project or (b) after the effective date of this Agreement and not made in the performance of the Project except as otherwise provided in the applicable Sponsored Research Agreements under the Amended License Agreement.

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Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

ARTICLE 8 - TERM AND TERMINATION

8.1 This Agreement shall become effective upon the date first written above and shall continue in effect for the full duration of the Contract Period. The parties hereto may, however, extend the term of this Agreement for additional periods as desired under mutually agreeable terms and conditions that the parties reduce to writing and sign. Either party may terminate this agreement upon thirty (30) days prior written notice to the other.

8.2 In the event that either party commits any material breach of or default in any of the terms or conditions of this Agreement, and fails to remedy such default or breach within ninety (90) days after receipt of written notice thereof from the other party, the party giving notice may, at its option and in addition to any other remedies which it may have at law or in equity, terminate this Agreement by sending notice of termination in writing to the other party. Such termination shall be effective as of the date of the receipt of such notice.

8.3 No termination of this Agreement, however effectuated, shall release the parties from their rights and obligations accrued prior to the effective date of termination.

ARTICLE 9 - INDEPENDENT CONTRACTOR

9.1 University shall be deemed to be and shall be an independent contractor and as such University shall not be entitled to any benefits applicable to employees of Sponsor.

9.2 Neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty or representation as to any matter. Neither shall be bound by the acts or conduct of the other.

ARTICLE 10 - INSURANCE AND INDEMNIFICATION

10.1 University warrants and represents that University has adequate liability insurance, such protection being applicable to officers, employees, and agents while acting within the scope of their employment by University. University has no liability insurance policy as such that can extend protection to any other person.

10.2 Each party hereby assumes any and all risks of bodily injury, including death and property damage attributable to the negligent acts or omissions of that party and the officers, employees, and agents thereof.

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Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

10.3 Sponsor understands that the University is an educational institution created under Article 8, Section 5 of the Michigan Constitution and operated pursuant to authority conferred by the State of Michigan. As a state institution the University is prohibited from lending the credit of the state pursuant to Article 9 of the Michigan Constitution. Sponsor acknowledges that this Agreement does not confer upon Sponsor any right of claim of indemnification by the University, either express or implied.

ARTICLE 11- GOVERNING LAW

This Agreement shall be governed and construed in accordance with the laws of the State of Michigan without reference to such state’s conflicts of laws principles.

ARTICLE 12 - ASSIGNMENT

12.1 Except as provided in Section 12.2, this Agreement shall not be assigned by either party without the prior written consent of the other party, which will not be unreasonably withheld.

12.2 This Agreement is assignable to any division of Sponsor, any majority stockholder of Sponsor, or any subsidiary of Sponsor in which fifty-one percent of the outstanding stock is owned by Sponsor and to any purchaser of all or substantially all of Sponsor’s assets relating to the subject matter of this Agreement; provided, that, Sponsor provides written notice of such assignment or sale to University and the assignee or buyer agrees to assume the obligations of Sponsor hereunder.

ARTICLE 13 - AGREEMENT MODIFICATION

Any agreement to change the terms of this Agreement in any way shall be valid only if the change is made in writing and signed by the authorized representatives of the parties hereto.

ARTICLE 14 - CONFIDENTIALITY

14.1 University and Sponsor agree to use the confidential and proprietary information and data acquired from each other and identified as such at the time of disclosure (“Confidential Information”) only in the performance of the Project and as otherwise contemplated under this Agreement and not to disclose to any third party, during the period of this Agreement and for a period of five (5) years thereafter, any such Confidential Information of the other party. Confidential Information shall be disclosed in writing or, if disclosed orally, reduced to writing within ten (10) business days of disclosure.

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Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

14.2 The obligation to protect Confidential Information shall not apply to any information that: (i) is or becomes a part of the public domain through no act or omission of the receiving party; (ii) was in the receiving party’s lawful possession prior to the disclosure and had not been obtained by the receiving party either directly or indirectly from the disclosing party; (iii) is lawfully disclosed to the receiving party by a third party without restriction on disclosure; (iv) is independently developed by the receiving party without reference to the other party’s Confidential Information; (v) is released with written consent of the disclosing party; or (vi) is disclosed by operation of law, provided, however, that the non-disclosing party be given an opportunity to oppose such disclosure.

ARTICLE 15 - NOTICES

Notices hereunder shall be deemed made upon receipt if given by registered or certified mail, postage prepaid, or sent via nationally recognized overnight courier, and addressed to the party to receive such notice at the address given below, or such other address as may hereafter be designated by notice in writing:

If to Sponsor:	Nanoflex Power Corporation
17207 N. Perimeter Drive, Suite 210
Scottsdale, AZ 85255
ATTN: Mark Tobin

If to University:	University of Michigan
Office of Research and Sponsored Projects
3003 S. State St., 1st Floor Ann Arbor, MI 48109-1274

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Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

ARTICLE 16 - CONFLICT OF INTEREST

This research is subject to a conflict of interest management plan due to the involvement of University employees with the Sponsor. Sponsor agrees to cooperate with the University in complying with the management plan as requested.

AGREED TO:		AGREED TO:

NANOFLEX POWER CORPORATION		THE REGENTS OF THE
UNIVERSITY OF MICHIGAN

By:	/s/ Mark Tobin	By:	/s/ Peter J. Gerard
Name (Printed):	Mark Tobin	Name (Printed):	Peter J. Gerard
Title:	Chief Financial Officer	Title:	Associate Director
Grants and Contracts

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Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

Appendix A

 16-PAFOO781

Low-cost and high-efficiency thin-film GaAs solar cells for building integrated and building applied photovoltaics

Principal Investigator:
Prof. Stephen Forrest, PhD
University of Michigan
2237 EECS, 1301 Beal Avenue
Ann Arbor, MI 48109
stevefor@umich.edu

Project Description:

NanoFlex Power Corporation, in cooperation with its partner at the University of Michigan (UM, Prof. Stephen Forrest), has created a transformation in the cost of thin-film single junction GaAs cells using a non-destructive epitaxial lift-off process (ND-ELO) that allows for the virtually unlimited reuse of the original GaAs substrate. Importantly, the UM team has demonstrated the ability of ND-ELO to eliminate the expensive and time consuming conventional ELO steps of an intermediate “handle” that is used to grasp the wafer during the lift-off process, and then transfer the active layers for gluing to its final host substrate. Furthermore, ND-ELO completely eliminates the highly problematic cost-intensive and destructive chemo-mechanical polishing of the parent wafer to prepare it for re-use. The ND-ELO process bonds the highly flexible active solar layers directly to the host Kapton substrate without brittle adhesives, resulting in a lighter and truly flexible device. Furthermore, our team has developed early stage GaAs prototypes utilizing the ND-ELO processing cost breakthrough in combination with integrated lightweight, very low profile (-2 cm high) mini-parabolic concentrators, which do not require active solar tracking. Our technology and processes have shown strong promise and potentially lead to a transformational change in the cost of GaAs solar films. Specifically, these cost breakthroughs enable entry into terrestrial applications that are not well-served by Silicon-based photovoltaics.

During the proposed project, our ND-ELO process will be validated by visiting scholars from NanoFlex Power Corporation, supervised by Prof. Stephen Forrest, Validation will be achieved by fabricating solar cells after multiple cycles of ND-ELO, and ensuring that the cycle-to-cycle performance variation differs by no more than 10% throughout the process.

Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

Low-Cost and High Efficiency Thin-Film GaAs Solar Cells for Building Integrated and Building Applied Photovoltaics

Prof. S. Forrest

Total
Expense Category	8/1/2015 - 7/31/2016

Materials and Supplies	10,580
LNF Laboratory Expense	12,000

Total Direct Costs	22,580
Total Modified Direct Costs	22,580
Total Indirect Costs @ 55.0% effective 7/1/15	12,419
Total Costs	34,999

FIRM FIXED PRICE QUOTE

Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

Appendix A

 16-PAFO3598

GaAs Project Support

Principal Investigator:
Prof. Stephen Forrest, PhD
University of Michigan
2237 EECS, 1301 Beal Avenue
Ann Arbor, MI 48109
stevefor@umich.edu

Project Description:

NanoFlex Power Corporation, in cooperation with its partner at the University of Michigan (UM, Prof. Stephen Forrest), has created a transformation in the cost of thin-film single junction GaAs cells using a non-destructive epitaxial lift-off process (ND-ELO) that allows for the virtually unlimited reuse of the original GaAs substrate. Importantly, the UM team has demonstrated the ability of ND-ELO to eliminate the expensive and time consuming conventional ELO steps of an intermediate “handle” that is used to grasp the wafer during the lift-off process, and then transfer the active layers for gluing to its final host substrate. Furthermore, ND-ELO completely eliminates the highly problematic cost-intensive and destructive chemo-mechanical polishing of the parent wafer to prepare it for re-use. The ND-ELO process bonds the highly flexible active solar layers directly to the host Kapton substrate without brittle adhesives, resulting in a lighter and truly flexible device. Furthermore, our team has developed early stage GaAs prototypes utilizing the ND-ELO processing cost breakthrough in combination with integrated lightweight, very low profile (-2 cm high) mini-parabolic concentrators, which do not require active solar tracking. Our technology and processes have shown strong promise and potentially lead to a transformational change in the cost of GaAs solar films. Specifically, these cost breakthroughs enable entry into terrestrial applications that are not well-served by Silicon-based photovoltaics.

During the proposed project, our ND-ELO process will be validated by UM personnel alongside visiting scholars from NanoFlex Power Corporation, supervised by Prof. Stephen Forrest, Validation will be achieved by fabricating solar cells after multiple cycles of ND-ELO, and ensuring that the cycle-to-cycle performance variation differs by no more than 10% throughout the process.

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Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

NanoFlex Power Corporation – GaAs Research and Development

Budget

	Year 1	Year 2	Year 3	Total
Expense Category	8/1/15 – 7/31/16	8/1/16 – 7/31/17	8/1/17 – 7/31/18	8/1/15 – 7/31/16
Salary
Postdoctoral Research Fellow	***	***	***	***
***, Calendar Year
Administrative Assistant	***	***	***	***
***, Calendar Year
Graduate Student Research Assistant	***	***	***	***
1 @ ***, Full Year

Subtotal Salaries and Wages	***	***	***	***
Staff Benefits @ 25%	***	***	***	***
SUBTOTAL SALARIES AND BENEFITS	***	***	***	***

Materials and Supplies	***	***	***	***

LNF Laboratory Usage	***	***	***	***

Total Direct Costs UM	41,936	64,516	64,516	710,968
Total Modified Direct Costs	41,936	64,516	64,516	710,968
Total Indirect Costs @ 55.0%	23,065	35,484	35,484	94,033
Total Costs	65,001	100,000	100,000	265,001

Budget Justification

Salaries: Salary support is being requested for one postdoctoral researcher at *** of his calendar year salary, (currently *** ) for year 1. Support is also requested for one doctoral student (GSRA) at the standard 50% appointment level (currently *** per month) for yer 1. Current University of Michigan graduate student salary rates can be found at: http://orsp.umich.edu/proposals/students/gsra.html. Salaries and wages are based upon University established rates that are comparable to others doing similar research both within and outside the University or Private Industry. An annual increment (3%) has been included each September in accordance with University of Michigan practice.

Support is also requested for administrative support at *** of a calendar year salary (currently at *** ) to provide dedicated support required to coordinate this collaboration. Support will be provided to facilitate planning and processing meetings, travel arrangements, executing patent paperwork, maintaining detailed financial information as well as compiling and providing information for requirements.

Fringe Benefits: Fringe benefits were estimated at 25%. These estimates are based on the experience of the Solid-State Electronics Laboratory and the University. Actual rates will be based on the selection of benefits by personnel assigned to the project. Rates can also be found at: http://orsp.umich.edu/staff-fringe-benefits.

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Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

Materials and Supplies: The supplies category includes funds for items such as specific lab supplies, telephone tolls, freight, and communication charges necessary to the project and dissemination of results, such as copy charges for preparation of technical presentations, posters, reports and photographic images. These expenses would relate directly to the research subject and would be used solely to benefit the project. Lab supplies include host and dopant material sets described in detail in the technical volume. Processing and testing supplies include solvents, liquid nitrogen, tweezers, wafer carriers, sample boxes, etc. used for processing, as well as electrical components, breadboards, PCBs, cables, connectors, etc. used for testing.

Laboratory - Access and usage charges for the University of Michigan’s Lurie Nanofabrication Facility (LNF) are estimated at an average of *** for year 1, ***for year 2 and *** for year 3, based on our past experience. Within each year, it is expected that actual costs will be significantly higher in certain periods and lower in others. Information and rate schedules are provided at the following website: http ://www. lnfumi ch. edu/.

Indirect Cost: The indirect cost rate (Facilities and Administrative Cost Rate) is 55.0% as negotiated with the Department of Health and Human Services (DHHS) effective July 1, 2015. The current indirect cost rate can be found at the following web site: http://orsp ..umich . edu/propo sal s/budgets/ind irect co sts. html

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